SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2015

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 28, 2015, Vectren Energy Delivery of Indiana received an order from the Indiana Utility Regulatory Commission approving the company’s request to upgrade existing emissions control equipment on its coal-fired electric generation units in southwestern Indiana. These enhancements are being made in order to comply with more recent Environmental Protection Agency (EPA) mandates, including the mercury and air toxics standards (MATS) that will take effect in 2016. In response to these federal mandates, Vectren plans to spend $70 to $90 million through 2016. The IURC also granted Vectren’s request to defer recovery of these federally mandated costs, which will likely be until 2020.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Vectren Corporation (the Company) is hereby furnishing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.  These cautionary statements are attached as Exhibit 99.2.

Item 9.01.    Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Vectren to achieve environmental compliance with new EPA mandates; receives approval to defer cost recovery
99.2	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
January 29, 2015

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

The following Exhibits are furnished as part of this Report to the extent described in Item 8.01:

Exhibit Number	Description
99.1	Vectren to achieve environmental compliance with new EPA mandates; receives approval to defer cost recovery
99.2	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995